Exhibit 99.1

IMS Health Reports First-Quarter 2016 Results

  Revenue up 25.2 percent at constant currency
  Adjusted EBITDA up 9.4 percent at constant currency
  Adjusted Net Income up 6.4 percent at constant currency
  Adjusted Diluted Earnings per Share was $0.42 reported, up 9.5 percent at constant currency
  Constant currency guidance reaffirmed, reported guidance raised

DANBURY, Conn.--(BUSINESS WIRE)--May 3, 2016--IMS Health Holdings, Inc. (“IMS Health”) (NYSE:IMS), a leading global provider of information and technology services to the healthcare and life sciences industries, today announced results for the quarter ended March 31, 2016.

First-Quarter 2016 Operating Results

Revenue for the first quarter of $774 million was up 25.2 percent on a constant currency basis and 22.5 percent on a reported basis compared with the first quarter of 2015. Excluding the impact of Cegedim’s CRM and Strategic Data businesses, which were acquired in the second quarter of 2015, and AlphaImpactRx, which was acquired in the first quarter of 2016 (the “Cegedim and AIRx Acquisitions”), revenue was up 7.2 percent on a constant currency basis compared with the first quarter of 2015.

Technology services revenue grew 45.8 percent in the first quarter on a constant currency basis and 43.6 percent reported versus the same period last year. Information offerings revenue was up 9.0 percent on a constant currency basis and 6.0 percent reported. Emerging markets revenue increased 28.1 percent in the first quarter at constant currency and 18.3 percent reported. Developed markets revenue grew 24.7 percent at constant currency and 23.3 percent reported.

Excluding the Cegedim and AIRx acquisitions, technology services revenue increased 15.8 percent and Information revenue increased 0.4 percent, both on a constant currency basis.

Adjusted EBITDA improved to $236 million, up 9.4 percent on a constant currency basis and 9.3 percent reported compared with the first quarter of 2015.

“We are pleased to report another quarter of consistent strong operating performance, with technology services revenue again growing double digits in our core IMS business,” said Ari Bousbib, chairman and CEO, IMS Health. “Continued investment and new contract wins during the quarter position us well to continue this momentum.”

First-quarter 2016 net income was $43 million, compared with $298 million in last year’s first quarter. Since the first quarter of last year, IMS Health has asserted that its non-U.S. earnings would be indefinitely reinvested outside of the U.S. with the company no longer accruing taxes on those foreign earnings at the higher U.S. tax rate. This resulted in a $256 million non-cash income tax benefit in last year’s first quarter from a one-time reduction in the deferred tax liability. Adjusted Net Income, which excludes this one-time, non-cash tax benefit, increased to $140 million, up 6.4 percent on a constant currency basis and 3.3 percent on a reported basis.

Diluted earnings per share was $0.13 in the first quarter, compared with $0.86 per share in the first quarter of 2015, which included the one-time non-cash income tax benefit mentioned previously. Adjusted Diluted Earnings per Share increased 9.5 percent at constant currency and 6.3 percent reported to $0.42 in the first quarter.

Financial Position

As of March 31, 2016, cash and cash equivalents were $378 million and the principal amount of debt was $4,606 million, resulting in net debt of $4,228 million.

Cash Flow

Net cash used in operating activities was $15 million in the first quarter, compared with cash provided of $30 million in the first quarter of 2015. This decline was primarily due to a large upfront investment in specialty data, higher severance payments, and timing of cash payments in businesses that manage loyalty card programs for our customers, which were acquired in the second and third quarters of 2015. Capital expenditures and additions to deferred software of $39 million increased by $7 million versus the first quarter of 2015. Unlevered Free Cash Flow for the first quarter was $37 million.

2016 Full-Year and Second Quarter Guidance

IMS Health reaffirms full-year constant currency guidance and raises full-year 2016 reported guidance. The reaffirmed full-year constant currency guidance is revenue growth of 10 to 12 percent, Adjusted EBITDA of 7.5 to 9.5 percent, Adjusted Net Income of 6.5 to 8.5 percent and Adjusted Diluted Earnings per Share of 8.5 to 10.5 percent. Assuming foreign exchange rates hold at current levels through the end of 2016, IMS Health expects full-year reported revenue growth of 9 to 11 percent, Adjusted EBITDA growth of 7.5 to 9.5 percent, Adjusted Net Income growth of 2 to 4 percent and Adjusted Diluted Earnings per Share growth of 4 to 6 percent.

IMS Health is providing second-quarter constant currency guidance as follows: Revenue growth of 7.5 to 8.5 percent, Adjusted EBITDA growth of 5 to 6 percent, Adjusted Net Income growth of 4.5 to 5.5 percent and Adjusted Diluted Earnings per Share growth of 5.5 to 6.5 percent.

Assuming foreign exchange rates hold at current levels through the end of the second quarter of 2016, IMS Health expects second-quarter reported revenue growth of 7.5 to 8.5 percent, Adjusted EBITDA growth of 6.5 to 7.5 percent, Adjusted Net Income growth of 1 to 2 percent and Adjusted Diluted Earnings per Share growth of 2 to 3 percent.

Constant Currency

IMS Health reports results in U.S. dollars, but does business on a global basis. Exchange rate fluctuations affect the U.S. dollar value of foreign currency revenue and expenses and may have a significant effect on reported results. The discussion of IMS Health’s financial results in this release includes comparisons with the prior year in constant currency terms, using consistent exchange rates. Management believes this information facilitates comparison of underlying results over time.

Non-GAAP Measures

This release presents certain “non-GAAP Measures” and other statistical measures, including Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share and Unlevered Free Cash Flow, because management believes these measures provide additional information regarding the company’s performance and its ability to service debt. In addition, management believes that these measures are useful to assess the company’s operating performance trends because they exclude certain material non-cash items, unusual or non-recurring items that are not expected to continue in the future, and certain other items. The non-GAAP Measures are not presented in accordance with U.S. GAAP, and IMS Health’s computation of these non-GAAP Measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP. Reconciliations of these non-GAAP Measures to the most directly comparable GAAP Measures and related notes are presented at the end of this release.

The non-GAAP Measures used in our full-year and second quarter guidance will differ from U.S. GAAP net income, earnings per share and net cash used in operating activities, respectively, in ways similar to those described in the reconciliations at the end of this press release.

Conference Call and Webcast

IMS Health’s management team will host a conference call and webcast to discuss the company’s first-quarter 2016 results at 10:00 a.m. Eastern Time on Tuesday, May 3, 2016. The audio and slide presentation for the call can be accessed live by webcast on IMS Health’s Investor Relations website at http://ir.imshealth.com. The discussion also will be available by dialing +1-800-679-0308 in the U.S. and Canada, or +1-303-223-4382 for international callers. A replay of the webcast will be available on the company’s Investor Relations site at http://ir.imshealth.com following the live call.

Forward-looking Statements

Reported numbers are preliminary and not final until the filing of IMS Health’s Form 10-Q for the year ended March 31, 2016 with the Securities and Exchange Commission and, therefore, remain subject to adjustment. This press release includes “forward-looking statements” including statements regarding future financial and operating results, especially those set forth under the heading “2016 Full-Year and Second-Quarter Guidance.” The words “guidance,” “ongoing,” “believes,” “expects,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including regulatory, competitive and other factors, which may cause actual financial or operating results or the timing of events to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; failure to meet our productivity objectives; failure to successfully invest in growth opportunities; imposition of restrictions on our current and future activities under data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; consolidation in the industries in which our clients operate; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks; general economic conditions in the markets in which we operate, including financial market conditions; our ability to successfully integrate, and achieve expected benefits from, our acquired businesses; and the other factors set forth in the “Risk Factors” section included in Part I, Item 1A of our most recent annual report on Form 10-K on file with the SEC and any subsequent SEC filings. We undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future developments or otherwise.

About IMS Health

IMS Health is a leading global information and technology services company providing clients in the healthcare industry with end-to-end solutions to measure and improve their performance. Our 7,000 services experts connect configurable SaaS applications to 15+ petabytes of complex healthcare data in the IMS One™ cloud platform, delivering unique insights into diseases, treatments, costs and outcomes. The company’s 15,000 employees blend global consistency and local market knowledge across 100 countries to help clients run their operations more efficiently. Customers include pharmaceutical, consumer health and medical device manufacturers and distributors, providers, payers, government agencies, policymakers, researchers and the financial community.

As a global leader in protecting individual patient privacy, IMS Health uses anonymous healthcare data to deliver critical, real-world disease and treatment insights. These insights help biotech and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders to identify unmet treatment needs and understand the effectiveness and value of pharmaceutical products in improving overall health outcomes. Additional information is available at www.imshealth.com.

IMSFIN

Table 1
IMS Health Holdings, Inc.
Income Statement
(Preliminary and Unaudited)

	Three Months Ended
	March 31,
(in millions, except per share data)	2016	2015
Revenue	$774	$632
Information	376	354
Technology services	398	278
Operating costs of information, exclusive of depreciation and
amortization	160	157
Direct and incremental costs of technology services, exclusive
of depreciation and amortization	222	138
Selling and administrative expenses, exclusive of depreciation
and amortization	177	137
Depreciation and amortization	87	96
Severance, impairment and other charges	15	13
Operating Income	113	91
Interest income	1	—
Interest expense	(46)	(37)
Other income (loss), net	(5)	4
Non-Operating Loss, Net	(50)	(33)
Income before income taxes	63	58
(Provision for) benefit from income taxes	(20)	240
Net Income	$43	$298

Earnings per Share Attributable to Common
Stockholders:
Basic	$0.13	$0.89
Diluted	$0.13	$0.86
Weighted-Average Common Shares Outstanding:
Basic	328.6	335.5
Diluted	335.6	345.3

Table 2
IMS Health Holdings, Inc.
Condensed Balance Sheet
(Preliminary and Unaudited)

	March 31,	December 31,
(in millions)	2016	2015
Assets:
Cash and cash equivalents	$378	$396
Accounts receivable, net	585	508
Property, plant and equipment, net	168	167
Computer software, net	323	309
Goodwill & other identifiable intangibles	6,126	5,782
Other current & long-term assets	315	297
Total Assets	$7,895	$7,459

Liabilities and Stockholders’ Equity:
Liabilities:
Accounts payable, accrued & other current liabilities, and
deferred revenues	$939	$974
Postretirement and postemployment benefits	109	109
Long-term deferred tax and other liabilities	632	609
Debt	4,537	4,195
Total Liabilities	6,217	5,887

Stockholders’ Equity:
Total Stockholders’ Equity	1,678	1,572

Total Liabilities and Stockholders’ Equity	$7,895	$7,459

Table 3
IMS Health Holdings, Inc.
Condensed Statement of Cash Flows
(Preliminary and Unaudited)

	Three Months Ended
	March 31,
(in millions)	2016	2015
Cash Flows from Operating Activities:
Net Income	$43	$298
Adjustments to Reconcile Net Income to Net Cash
from Operating Activities:
Depreciation and amortization	87	96
Deferred income taxes	(4)	(262)
Non-cash stock-based compensation charges	7	6
Other	(7)	(2)
Change in assets and liabilities, excluding effects from
acquisitions and dispositions:
Current assets and liabilities	(125)	(102)
Long term-assets and liabilities	(16)	(4)
Net Cash (Used in) Provided by Operating Activities	(15)	30

Cash Flows from Investing Activities:
Capital expenditures	(13)	(9)
Additions to computer software	(26)	(23)
Payments for acquisitions of businesses, net of cash acquired	(252)	(26)
Other investing activities, net	1	(1)
Net Cash Used in Investing Activities	(290)	(59)

Cash Flows from Financing Activities:
Net Cash Provided by Financing Activities	280	287

Effect of Exchange Rate Changes on Cash and Cash
Equivalents	7	(9)
(Decrease) Increase in Cash and Cash Equivalents	(18)	249
Cash and Cash Equivalents, Beginning of Period	396	390
Cash and Cash Equivalents, End of Period	$378	$639

Table 4
IMS Health Holdings, Inc.
Net Income to Adjusted EBITDA Reconciliation
(Preliminary and Unaudited)

	Three Months Ended
	March 31,
(in millions)	2016	2015
Net Income	$43	$298
Provision for (benefit from) income taxes	20	(240)
Other (income) loss, net	5	(4)
Interest expense	46	37
Interest income	(1)	—
Depreciation and amortization	87	96
Deferred revenue purchase accounting
adjustments	1	1
Stock-based compensation related charges (1)	7	6
Restructuring and related charges (2)	16	14
Acquisition-related charges (3)	12	8
Adjusted EBITDA	$236	$216
Depreciation and amortization	(34)	(34)
Interest expense, net	(45)	(37)
Royalty hedge gains	2	7
Cash tax payments, net of refunds	(19)	(16)
Adjusted Net Income	$140	$136

(1) Stock-based compensation related charges are included in Operating costs of information, Direct and incremental costs of technology services and Selling and administrative expenses as follows:

	Three Months Ended
	March 31,
(in millions)	2016	2015
Operating costs of information	$1	$1
Direct and incremental costs of technology services	1	—
Selling and administrative expenses	5	5

(2) Restructuring and related charges includes severance and impairment charges and the cost of employee and third-party charges related to dual running costs for knowledge transfer activities. Dual running costs for knowledge transfer activities of less than $1 million for both the three months ended March 31, 2016 and 2015, respectively, are included primarily in Operating costs of information and Selling and administrative expenses.

(3) Acquisition-related charges are included primarily in Selling and administrative expenses.

Table 5
IMS Health Holdings, Inc.
Net Income to Adjusted Net Income Reconciliation
(Preliminary and Unaudited)

	Three Months Ended
	March 31,
(in millions, except per share data)	2016	2015
Net Income	$43	$298
Provision for (benefit from) income taxes	20	(240)
Amortization associated with purchase accounting	53	62
Deferred revenue purchasing accounting adjustments	1	1
Stock-based compensation related charges (1)	7	6
Restructuring and related charges (2)	16	14
Acquisition-related charges (3)	12	8
Other (income) loss, net	5	(4)
Adjusted Pre Tax Income	$157	$145
Royalty hedge gains	2	7
Cash tax payments, net of refunds	(19)	(16)
Adjusted Net Income	$140	$136

Adjusted Earnings per Share Attributable to
Common Stockholders:
Basic	$0.43	$0.40
Diluted	$0.42	$0.39
Weighted-Average Common Shares Outstanding:
Basic	328.6	335.5
Diluted	335.6	345.3

(1) Stock-based compensation related charges are included in Operating costs of information, Direct and incremental costs of technology services and Selling and administrative expenses as follows:

	Three Months Ended
	March 31,
(in millions)	2016	2015
Operating costs of information	$1	$1
Direct and incremental costs of technology services	1	—
Selling and administrative expenses	5	5

(2) Restructuring and related charges includes severance and impairment charges and the cost of employee and third-party charges related to dual running costs for knowledge transfer activities. Dual running costs for knowledge transfer activities of less than $1 million for both the three months ended March 31, 2016 and 2015, respectively, are included primarily in Operating costs of information and Selling and administrative expenses.

(3) Acquisition-related charges are included primarily in Selling and administrative expenses.

Table 6
IMS Health Holdings, Inc.
Net Cash Provided by Operating Activities
to Unlevered Free Cash Flow
(Preliminary and Unaudited)

	Three Months Ended
	March 31,
(in millions)	2016	2015
Net Cash (Used in) Provided by Operating
Activities	$(15)	$30
Capital expenditures	(13)	(9)
Additions to computer software	(26)	(23)
Free Cash Flow	$(54)	$(2)
Cash interest payments	33	30
Cash tax payments, net of refunds	19	16
Acquisition related charges (1)	12	8
Severance, transaction & other payments	29	7
FX hedge (receipts) payments	(2)	(2)
Unlevered Free Cash Flow	$37	$57

(1) Acquisition-related charges are included primarily in Selling and administrative expenses.

Table 7
IMS Health Holdings, Inc.
Calculation of Gross Leverage Ratio
as of March 31, 2016
(Preliminary and Unaudited)

(in millions)
Gross Debt as of March 31, 2016	$4,606
Adjusted EBITDA for the year ended December 31, 2015	886
Less: Adjusted EBITDA for the three months ended March 31, 2015	(216)
Add: Adjusted EBITDA for the three months ended March 31, 2016	236
Adjusted EBITDA for the twelve months ended March 31, 2016	$906
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	5.1x

Table 8
IMS Health Holdings, Inc.
Non-GAAP Adjustments
By Income Statement Line Items
(Preliminary and Unaudited)

	Three Months Ended
	March 31,
(in millions)	2016	2015
Non-GAAP adjustments included in:
Operating costs of information, exclusive of depreciation and
amortization	1	1
Direct and incremental costs of technology services,
exclusive of depreciation and amortization	1	1
Selling and administrative expenses, exclusive of
depreciation and amortization	17	14

CONTACT:
IMS Health Holdings, Inc.
Tom Kinsley
Investor Relations, +1 203-448-4691
tkinsley@imshealth.com
or
Tor Constantino, +1 484-567-6732
Media Relations
tconstantino@us.imshealth.com